Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

MEMORY PHARMACEUTICALS CORP.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     Each of the undersigned officers of Memory Pharmaceuticals Corp. (the “Company”) hereby certifies to his knowledge that the Company’s quarterly report on Form 10-Q for the period ended September 30, 2004 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Tony Scullion

TONY SCULLION
Chief Executive Officer and Director
November 15, 2004

/s/ Dennis M. Keane

DENNIS M. KEANE
Chief Financial Officer
November 15, 2004

*A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Memory Pharmaceuticals Corp. and will be retained by Memory Pharmaceuticals Corp. and furnished to the Securities and Exchange Commission or its staff upon request. This written statement accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission, and will not be incorporated by reference into any filing of Memory Pharmaceuticals Corp. under the Securities Act of 1933 or the Securities Exchange Act of 1934, irrespective of any general incorporation language contained in such filing.